Exhibit 4.1(b)

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of June 15, 2006 (this “Supplemental Indenture”), among Kimball Hill Urban Centers Special Purposes, LLC (the “New Guarantor”), Kimball Hill, Inc. (together with its successors and assigns, the “Company”), each other existing Guarantor under the Indenture referred to below (the “Guarantors”), and U.S. Bank National Association, Trustee under the Indenture referred to below. Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of December 19, 2005 (as amended, restated, supplemented and otherwise modified from time to time, the “Indenture”), providing for the issuance of 10 ½% Senior Subordinated Notes due 2012 of the Company (the “Notes”);

WHEREAS, pursuant to Section 4.13 of the Indenture, if the Company acquires or creates any additional Subsidiary which is a Restricted Subsidiary, each such Subsidiary shall execute and deliver a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee the Company’s obligations under the Notes and the Indenture;

WHEREAS, the New Guarantor is a Restricted Subsidiary of the Company;

WHEREAS, the Company and the Trustee desire to have the New Guarantor enter into this Supplemental Indenture and agree to guarantee the obligations of the Company under the Indenture and the Notes and the New Guarantor desires to enter into this Supplemental Indenture and to guarantee the obligations of the Company under the Indenture and the Notes as of such date;

WHEREAS, Section 8.01 of the Indenture provides that the Company, the Guarantors and the Trustee may, without the written consent of the Holders of the outstanding Notes, amend the Indenture as provided herein;

WHEREAS, by entering into this Supplemental Indenture, the Company and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein;

WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein; and

WHEREAS, all acts and things prescribed by the operating agreement of the New Guarantor (as now in effect) necessary to make this Supplemental Indenture a valid instrument legally binding on the New Guarantor for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.                                            Agreement to be Bound.  The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.                                            Compliance with and Fulfillment of Condition of Section 4.13.  The execution and delivery of this Supplemental Indenture and the Notation of Guarantee by the New Guarantor (along with such documentation relating thereto as the Trustee shall require) fulfills the obligations of the Company under Section 4.13 of the Indenture.

Section 3.                                            Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee’s Disclaimer.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 4.                                            Governing Law.  This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

Section 5.                                            No Adverse Interpretation of Other Agreements.  This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries (other than the Indenture).  No such indenture, loan or debt agreement may be used to interpret this Supplemental Indenture or the Indenture.

Section 6.                                            Successors.  This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.                                            Separability.  Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.                                            Counterpart Originals.  The parties may sign multiple counterparts of this Supplemental Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 9.                                            Headings, etc.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Kimball Hill Urban Centers Special Purposes, LLC, as a Guarantor

By:	/s/ H. Douglas Guthrie
Name:	H. Douglas Guthrie
Title:	President

KIMBALL HILL, INC.

By:	/s/ David K. Hill
Name:	David K. Hill
Title:	Chairman, Chief Executive Officer and Director

CACTUS HILLS, LLC

KIMBALL HILL HOMES AUSTIN INVESTMENTS, L.L.C.

KIMBALL HILL HOMES AUSTIN OPERATIONS, L.L.C.

KIMBALL HILL HOMES DALLAS INVESTMENTS, L.L.C.

KIMBALL HILL HOMES DALLAS OPERATIONS, L.L.C.

KIMBALL HILL HOMES HOUSTON INVESTMENTS, L.L.C.

KIMBALL HILL HOMES HOUSTON OPERATIONS, L.L.C.

KIMBALL HILL TEXAS INVESTMENT COMPANY, L.L.C.

By:	/s/ David K. Hill
Name:	David K. Hill
Title:	Manager

EAST LAKE PARK, INC.

KIMBALL HILL FAR EAST DETROIT, LLC

KIMBALL HILL STATEWAY, INC.

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President and Treasurer

KH FINANCIAL HOLDING COMPANY

KHH TEXAS TRADING COMPANY L.P.

KIMBALL HILL HOMES AUSTIN, L.P.

KIMBALL HILL HOMES CALIFORNIA, INC.

KIMBALL HILL HOMES DALLAS, L.P.

KIMBALL HILL HOMES FLORIDA, INC.

KIMBALL HILL HOMES HOUSTON, L.P.

KIMBALL HILL HOMES ILLINOIS, LLC

KIMBALL HILL HOMES NEVADA, INC.

KIMBALL HILL HOMES OHIO, INC.

KIMBALL HILL HOMES OREGON, INC.

KIMBALL HILL HOMES REALTY FLORIDA, INC.

KIMBALL HILL HOMES SAN ANTONIO, L.P.

KIMBALL HILL HOMES TEXAS, INC.

KIMBALL HILL HOMES WASHINGTON, INC.

KIMBALL HILL HOMES WISCONSIN, INC.

NATIONAL CREDIT AND GUARANTY CORPORATION

RIVER OAKS REALTY, L.P.

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

18TH AND PEORIA, LLC

By:                            Kimball Hill Suburban Centers, L.L.C., its manager

By:                            Kimball Hill, Inc., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Senior Vice President, Finance

KIMBALL HILL SUBURBAN CENTERS, L.L.C.

KIMBALL HILL URBAN CENTERS, L.L.C.

THE GLENS AT WESTLAKE, L.L.C.

By:                            Kimball Hill, Inc., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Senior Vice President, Finance

KIMBALL HILL URBAN CENTERS CHICAGO ONE, L.L.C.

KIMBALL HILL URBAN CENTERS CHICAGO TWO, L.L.C.

By:                            Kimball Hill Urban Centers, L.L.C., its manager

By:                            Kimball Hill, Inc., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Senior Vice President, Finance

BRIDLE RIDGE LIMITED PARTNERSHIP

PARKVIEW LIMITED PARTNERSHIP

RIVER POINTE LIMITED PARTNERSHIP

SONATA AT MORADA RANCH LIMITED PARTNERSHIP

WINDMILL PARK LIMITED PARTNERSHIP

By:                            Kimball Hill Homes California, Inc., its general partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL HILL BELLEVUE RANCH, LLC

KIMBALL HILL REFLECTIONS, LLC

KIMBALL HILL SHELDON LAKES, LLC

KIMBALL HILL VILLAGES, LLC

By:                            Kimball Hill Homes California, Inc., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL HILL CHADWICK FARMS LIMITED PARTNERSHIP

KIMBALL WEST FRISCO LIMITED PARTNERSHIP

By:                            Kimball Hill Homes Dallas, L.P., its general partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL HILL CALUSA PALMS LIMITED PARTNERSHIP

KIMBALL HILL MARBELLA ESTATES LIMITED PARTNERSHIP

By:                            Kimball Hill Homes Florida, Inc., its general partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

INDIAN TRAILS LIMITED PARTNERSHIP

By:                            Kimball Hill Homes Houston, L.P., its general partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL HILL TX PROPERTIES, LLC

By:                            Kimball Hill Homes Houston, L.P., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

ASTOR PLACE LIMITED PARTNERSHIP

BOLINGBROOK LIMITED PARTNERSHIP

EDGEWATER LIMITED PARTNERSHIP

HUNTINGTON CHASE LIMITED PARTNERSHIP

LEGEND LAKES LIMITED PARTNERSHIP

THE GLEN TOWNHOMES LIMITED PARTNERSHIP

THE HAMILTON PLACE PARTNERSHIP

WATERFORD LIMITED PARTNERSHIP

WHISPERING MEADOW LIMITED PARTNERSHIP

WHITE OAK LIMITED PARTNERSHIP

By:                            Kimball Hill Homes Illinois, LLC, its general partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KH INGHAM PARK SOUTH, LLC

KH SRAV II, LLC

By:                            Kimball Hill Homes Illinois, LLC, its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL HILL CENTENNIAL HEIGHTS LIMITED PARTNERSHIP

KIMBALL HILL HEATHERS/CAPAROLA LIMITED PARTNERSHIP

KIMBALL MOUNTAIN FIRST LIMITED                 PARTNERSHIP

By:                            Kimball Hill Homes Nevada, Inc., its general partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

KIMBALL COVE LIMITED PARTNERSHIP

By:                            Kimball Hill Homes Texas, Inc., its general partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

RIVER OAKS HOMES, L.L.P.

By:                            Kimball Hill Homes Texas, Inc., its general partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

GABLES AT HIDDENBROOK LIMITED PARTNERSHIP

By:                            Kimball Hill Homes Washington, Inc., its general partner

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

PARK SHORE, L.L.C.

By:                            Kimball Hill Homes Wisconsin, Inc., its manager

By:	/s/ Hal H. Barber
Name:	Hal H. Barber
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name:	Richard Prokosch
Title:	Vice President